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                                                                   EXHIBIT 3.8


                              AMENDED AND RESTATED

                                    BY-LAWS

                                       OF

                            KOSKAN CHEMICAL COMPANY

                           (an Illinois corporation)

                                   ARTICLE I

                                    OFFICES

     The principal office of the corporation in the State of Illinois shall be located in the Village of Harvey and County of Cook. The corporation may have such other offices, either within or without the State of Illinois, as the business of the corporation may require from time to time.

     The office for the registered agent of the corporation required by the Business Corporation Act of 1983 to be maintained in the State of Illinois may be, but need not be, identical with the principal office in the State of Illinois, and the address of the registered office may be changed from time to time by the board of directors.


                                   ARTICLE II

                                  SHAREHOLDERS

     SECTION 1. ANNUAL MEETING. The annual meeting of the shareholders shall be held on the 1st Tuesday of March in each year, beginning with the year 1990, at the hour of 9:00 a.m., or at such other time as may be provided in a resolution of the board of directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting, or at any adjourment thereof, the board of directors shall cause the election to be held at a meeting of the shareholders as soon thereafter as conveniently may be.

     SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders may be called by the president, by the board of directors, or by the holders of not less than one-fifth of all the outstanding shares of the corporation entitled to vote on the matter for which the meeting is called.



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     SECTION 3.  PLACE OF MEETING.  The board of directors may designate any place, either within or without the State of Illinois, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation in the State of Illinois, except as otherwise provided in Section 5 of this Article.

     SECTION 5. NOTICE OF MEETINGS. Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets not less than twenty (20) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the records of the corporation, with postage thereon prepaid.

     SECTION 5. MEETING OF ALL SHAREHOLDERS. If all of the shareholders shall meet at any time and place, either within or without the State of Illinois, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.

     SECTION 6. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors of the corporation may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, for a meeting of shareholders, not less than ten (10) days, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than twenty (20) days, immediately preceding such meeting. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such

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determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

     SECTION 7. VOTING LISTS. The officer or agent having charge of the transfer book for shares of the corporation shall make, within twenty (20) days after the record date for a meeting of shareholders or ten (10) days before such meeting, whichever is earlier, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder, and to copying at the shareholder's expense, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in this State, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

     SECTION 8. QUORUM. Unless otherwise provided in the articles of incorporation, a majority of the outstanding shares of the corporation entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum for consideration of such matter at any meeting of shareholders, but in no event shall a quorum consist of less than one-third of the outstanding shares entitled to so vote. If less than a majority of the outstanding shares entitled to vote on a matter are represented at said meeting, a majority of such shares so represented may adjourn the meeting from time to time without further notice. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by The Business Corporation Act of 1983 or the articles of incorporation. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting. Withdrawal of shareholders from any meeting shall not cause failure of a duly constituted quorum at that meeting.

     SECTION 9. PROXIES. At all meetings of shareholders, a shareholder may appoint a proxy to vote or otherwise act for him or her by signing an appointment form and delivering it to the person so appointed. No proxy shall be valid after the expiration of 11 months from the date of its execution unless otherwise provided in the proxy. Every proxy continues in full force and effect until revoked by the person executing it prior to the vote

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pursuant thereto, except as otherwise provided in Section 7.50 of The Business
Corporation Act of 1983. Such revocation may be effected by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by, or by attendance at the meeting and voting in person by, the person executing the proxy. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed.

     An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest in the shares or in the corporation generally, except as otherwise provided in Section 7.50 of The Business Corporation Act of 1983.

     The death or incapacity of the shareholder appointing a proxy does not revoke the proxy's authority unless notice of the death or incapacity is received by the officer or agent who maintains the corporation's share transfer book before the proxy exercises his or her authority under the appointment.

     SECTION 10. VOTING OF SHARES. Except as may be specifically limited or denied in the articles of incorporation, each outstanding share, regardless of class, shall be entitled to one vote in each matter submitted to vote at a meeting of shareholders, and except as specifically provided in Section 8.30 of The Business Corporation Act of 1983 and Section 8, Article III of these bylaws, in all elections for directors, every shareholder shall have the right to vote the number of shares owned by such shareholder for each director position to be filled. A shareholder may vote either in person or by proxy subject to the provisions of Section 7.50 of The Business Corporation Act of 1983 of Illinois and these by-laws.

     SECTION 11. VOTING OF SHARES BY CERTAIN HOLDERS. Shares of a corporation held by the corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares entitled to vote at any given time.

     Shares registered in the name of another corporation, domestic or foreign, may be voted by any officer, agent, proxy or other legal representative authorized to vote such shares under the law of incorporation of such corporation.

     Shares registered in the name of a deceased person, a minor ward or a person under legal disability may be voted by his or her administrator, executor, or court appointed guardian, either in person or by proxy without a transfer of such shares into the name of such administrator, executor, or court appointed guardian. Shares registered in the name of a trustee may be voted by him or her, either in person or by proxy.
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        Shares registered in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority so to do is contained in an appropriate order of the court by which such receiver was appointed.

        A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

        SECTION 12. As provided in the articles of incorporation, no shareholder shall have cumulative voting rights with respect to any matter upon which shareholders are entitled to vote.

        SECTION 13. INSPECTORS. At any meeting of shareholders, the chairman of the meeting may, or upon the request of any shareholder shall, appoint one or more persons as inspectors for such meeting.

        Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.

        Each report of an inspector shall be in writing and signed by him or by a majority of them if there be more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

        SECTION 14. INFORMAL ACTION BY SHAREHOLDERS. Unless otherwise provided in the articles of incorporation, any action required to be taken at any annual or special meeting of the shareholders of the corporation, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting and without a vote, if a consent in writing, setting forth the action so taken, shall be signed (i) if 5 days prior notice of the proposed action is given in writing to all of the shareholders entitled to vote with respect to the subject matter thereof, by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting or (ii) by all of the shareholders entitled to vote with respect to the subject matter thereof.

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     Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given in writing to those shareholders who have not consented in writing. In the event that the action which is consented to is such as would have required the filing of a certificate under any section of The Business Corporation Act of 1983 if such action had been voted on by the shareholders at a meeting thereof, the certificate filed under such other section shall state, in lieu of any statement required by such section concerning any vote of shareholders, that written consent has been given in accordance with the provisions of Section
7.10 of The Business Corporation Act of 1983, and that written notice has been given as provided in such Section 7.10.

     SECTION 15. VOTING BY BALLOT. Voting on any question or in any election may be viva voce unless the presiding officer shall order, or the holders of not less than one-fifth of all the outstanding shares of the corporation shall demand that voting be by ballot.

                                  ARTICLE III

                                   DIRECTORS


     SECTION 1. GENERAL POWERS. The business and affairs of the corporation shall be managed by or under the direction of the board of directors. Directors need not be residents of Illinois or shareholders of the corporation.

     SECTION 2. NUMBER, TENURE AND QUALIFICATIONS. The board of directors of the corporation shall consist of seven (7) members. The number of directors may be fixed or changed from time to time, within the aforesaid minimum and maximum, by the directors or the shareholders without further amendment to these by-laws.

     The terms of all directors expire at the next annual shareholders' meeting following their election. The term of a director elected to fill a vacancy, or elected as a result of an increase in the number of directors, expires at the next annual shareholder's meeting.

     Despite the expiration of a director's term, he or she shall continue to serve until the next meeting of shareholders at which time directors shall be elected. A decrease in the number of directors does not shorten an incumbent director's term.

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        A director may resign at any time by giving written notice to the board of directors, its chairman, or to the president or secretary of the corporation. A resignation is effective when the notice is given unless the notice specifies a future date. The pending vacancy may be filled before the effective date, but the successor shall not take office until the effective date.

        SECTION 3. REGULAR MEETINGS. A regular meeting of the board of directors shall be held without other notice that this by-law, immediately after, and at the same place as, the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place, either within or without the State of Illinois, for the holding of additional regular meetings without other notice than such resolution.

        SECTION 4. SPECIAL MEETINGS. Special meetings of the board of directors may be called by or at the request of the president or a majority of the directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the State of Illinois, as the place for holding any special meeting of the board of directors so called.

        SECTION 5. NOTICE. Notice of any special meeting shall be given at least three (3) days previous thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need to be specified in the notice or waiver of notice of such meeting.

        SECTION 6. QUORUM. A majority of the number of directors fixed by these by-laws, or in the absence of a by-law fixing the number of directors, the number stated in the articles of incorporation or named by the incorporators, shall constitute a quorum for the transaction of business at any meeting of the board of directors unless a greater number is specified by the articles of incorporation, but if less than a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. If the corporation has a variable range board of directors, a quorum shall consist of a majority of the directors then in office, but not less than a

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majority of the minimum number of directors specified for the variable range of the board unless the articles of incorporation or these by-laws specify a greater number.

     SECTION 7. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by the articles of incorporation.

     SECTION 8. VACANCIES. Any vacancy occurring in the board of directors, including a vacancy occurring as the result of the removal of a director, and any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose; provided, however, that the board of directors may fill vacancies arising between the meetings of shareholders by reason of an increase in the number of directors or otherwise. A director elected by the shareholders to fill a vacancy by reason of an increase or otherwise shall hold office for the balance of the term for which he or she was elected. A director appointed by the board to fill a vacancy by reason of an increase or otherwise shall serve until the next meeting of shareholders at which directors are to be elected.

     SECTION 9. INFORMAL ACTION BY DIRECTORS. Unless specifically prohibited by the articles of incorporation, any action required to be taken at a meeting of the board of directors of the corporation, or any other action which may be taken at a meeting of the board of directors or of any committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all directors entitled to vote with respect to the subject matter thereof, or by all members of such committee, as the case may be. Any such consent signed by all directors or all the members of such committe shall have the same effect as a unanimous vote, and may be stated as such in any document filed with the Secretary of State or anyone else.

     The consent shall be evidenced by one or more written approvals, each of which sets forth the action taken and bears the signature of one or more directors. All the approvals evidencing the consent shall be delivered to the secretary to be filed in the corporate records. The action taken shall be effective when all the directors have approved the consent unless the consent specifies a different effective date.

     SECTION 10. COMPENSATION. The board of directors, by the affirmative vote of a majority of directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers
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or otherwise notwithstanding any director conflict of interest. By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board.

     SECTION 11. PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward dissent by certified or registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     SECTION 12. ATTENDANCE BY CONFERENCE TELEPHONE. Members of the board of directors or any committee of the board of directors may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating for all purposes including fulfilling the requirements of Sections 6 and 7 hereof.

     SECTION 13. COMMITTEES. A majority of the directors may create one or more committees and appoint members of the board to serve on the committee or committees. Each committee shall have two or more members, who serve at the pleasure of the board.

     Unless the appointment by the board of directors requires a greater number, a majority of any committee shall constitute a quorum and a majority of a quorum is necessary for committee action. A committee may act by unanimous consent in writing without a meeting and, subject to the provisions of the by-laws or action by the board of directors, the committee by majority vote of its members shall determine the time and place of meetings and the notice required therefor.

     To the extent specified by the board of directors or in the articles of incorporation, each committee may exercise the authority of the board of directors under Section 1 of Article III of these by-laws; provided, however, a committee may not: (1) authorize distributions; (2) approve or recommend to shareholders any act which requires shareholder approval; (3) fill vacancies on the board or on any of its committees; (4) elect or remove officers or fix the compensation of any member of the committee; (5) adopt, amend or repeal these by-laws; (6) approve
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a plan of merger not requiring shareholder approval; (7) authorize or approve reacquisition of shares, except according to a general formula or method prescribed by the board; (8) authorize or approve the issuance or sale, or contract for sale, of shares or determine the designation and relative rights, preferences, and limitations of a series of shares, except that the board may direct a committee to fix the specific terms of the issuance or sale or contract for sale or the number of shares to be allocated to particular employees under an employee benefit plan; or (9) amend, alter, repeal, or take action inconsistent with any resolution or action of the board of directors when the resolution or action of the board of directors provides by its terms that it shall not be amended, altered or repealed by action of a committee.

        SECTION 14. REMOVAL OF DIRECTORS. One or more of the directors may be removed, with or without cause, at a meeting of shareholders by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote at an election of directors, provided, however, that if a director is elected by a class or series of shares, he or she may be removed only by the shareholders of that class or series, except that no director shall be removed at a meeting of shareholders unless the notice of such meeting shall state that a purpose of the meeting is to vote upon the removal of one or more directors named in the notice. Only the named director or directors may be removed at such meeting.

        SECTION 15. DIRECTOR CONFLICT OF INTEREST.

        (a) If a transaction is fair to the corporation at the time it is authorized, approved, or ratified, the fact that a director of the corporation is directly or indirectly a party to the transaction is not grounds for invalidating the transaction.

        (b) In a proceeding contesting the validity of a transaction described in subsection (a), the person asserting validity has the burden of proving fairness unless:

        (1) the material facts of the transaction and the director's interest or relationship were disclosed or known to the board of directors or a committee of the board and the board or committee authorized, approved or ratified the transaction by the affirmative votes of a majority of disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts of the transaction and the director's interest or relationship were disclosed or known to the shareholders entitled to vote and they authorized, approved or ratified the transaction without counting the vote of any shareholder who is an interested director.
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     The presence of the director who is directly or indirectly a party to the transaction described in subsection (a), or a director who is otherwise not disinterested, may be counted in determining whether a quorum is present but may not be counted when the board of directors or a committee of the board takes action on the transaction.

     For purposes of this Section, a director is "indirectly" a party to a transaction if the other party to the transaction is an entity in which the director has a material financial interest or of which the director is an officer, director or general partner.


                                  ARTICLE IV

                                   OFFICERS


     SECTION 1. NUMBER. The officers of the corporation shall consist of a chairman of the board, a president, a treasurer, and a secretary, and such vice presidents, assistant treasurers, assistant secretaries or other officers or agents as may be elected and appointed by the board of directors. Any two or more offices may be held by the same person.

     SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer or agent shall not of itself create contract rights.

     SECTION 3. REMOVAL. Any officer or agent may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     SECTION 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.
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        SECTION 5.  CHAIRMAN OF THE BOARD OF DIRECTORS.  The chairman of the board of directors, who shall be elected from among the directors, shall preside at all meetings of the shareholders and of the board of directors; and shall perform such other duties as from time to time may be assigned to him by the board of directors.

        SECTION 6. PRESIDENT. The president shall be the chief executive officer and the chief operating officer of the corporation; shall supervise and control the formation of corporate policies and long range corporate planning for the corporation. Subject to the direction and control of the board of directors, he shall be in charge of the business of the corporation; he shall see that the resolutions and directions of the board of directors are carried into effect except in those instances in which that responsibility is specifically assigned to some other person by the board of directors; and, in general, he shall discharge all duties incident to the office of president and such other duties as may be prescribed by the board of directors or the chairman of the board of directors from time to time. In the absence of the chairman of the board of directors or in the event of his refusal or inability to act, he shall preside at all meetings of the shareholders and of the board of directors. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors of these by-laws, he may execute for the corporation certificates for its shares, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed, and he may accomplish such execution either under or without the seal of the corporation and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument. He may vote all securities which the corporation is entitled to vote except as and to the extent such authority shall be vested in a different officer or agent of the corporation by the board of directors.

        SECTION 7. THE VICE PRESIDENTS. In the absence of the president or in the event of his inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Any vice president may sign, with the secretary or an assistant secretary, certificates for shares of the corporation and shall perform such other duties as from time to time may be assigned to him by the president or by the board of directors.
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     SECTION 8.  THE TREASURER.  If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board of directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article V of these by-laws; and (b) in general perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the board of directors.

     SECTION 9. THE SECRETARY. The secretary shall: (a) keep the minutes of the shareholders' and of the board of directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these by-laws; (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) sign with the president, or a vice president, certificates for shares of the corporation, the issue of which shall have been authorized by resolution of the board of directors; (f) have general charge of the share transfer books of the corporation; (g) shall have the authority to certify the by-laws, resolutions of the shareholders and board of directors and committees thereof, and other documents to the corporation as true and correct thereof; and (h) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board of directors.

     SECTION 10. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The assistant treasurers shall respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine. The assistant secretaries as thereunto authorized by the board of directors may sign with the president or a vice president certificates for shares of the corporation, the issue of which shall have been authorized by a resolution of the board of directors. The assistant treasurers and assistant secretaries, in general, shall perform such duties as shall be assigned to them by the treasurer or the secretary, respectively, or by the president or the board of directors.

        SECTION 11. SALARIES. The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

                                   ARTICLE V

                     CONTRACTS, LOANS, CHECKS AND DEPOSITS

        SECTION 1. CONTRACTS. The board of directors may authorize any officer or officers, agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, any such authority may be general or confined to specific instances.

        SECTION 2. LOANS. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

        SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notices or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

        SECTION 4. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select.

                                   ARTICLE VI

                           SHARES AND THEIR TRANSFER

        SECTION 1. SHARES REPRESENTED BY CERTIFICATES AND UNCERTIFICATED SHARES. Shares of the corporation shall be represented by certificates or shall be uncertificated shares.

        Certificates representing shares of the corporation shall be signed by the appropriate officers and may be sealed with the seal or a facsimile of the seal of the corporation. If a certificate is countersigned by a transfer agent or registrar, other than the corporation or its employee, any other signatures may be facsimile. Each certificate representing shares shall be consecutively numbered or otherwise identified, and shall also state the name of the person to whom issued, the number and class of shares (with designation of series, if any), the date of issue, and that the corporation is organized under Illinois law. If the corporation is authorized to issue shares of more than one class or of series within a class, the certificate shall also contain such information or statement as may be required by law.

     Unless prohibited by the articles of incorporation, the board of directors may provide by resolution that some or all of any class or series of shares shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until the certificate has been surrendered to the corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the corporation shall send the registered owner thereof a written notice of all information that would appear on a certificate. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares shall be identical to those of the holders of certificates representing shares of the same class and series.

     The name and address of each shareholder, the number and class of shares held and the date on which the shares were issued shall be entered on the books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

     SECTION 2. LOST CERTIFICATES. If a certificate representing shares has allegedly been lost or destroyed, the board of directors may in its discretion, except as may be required by law, direct that a new certificate be issued upon such indemnification and other reasonable requirements as it may impose.

     SECTION 3. TRANSFERS OF SHARES. Transfer of shares of the corporation shall be recorded on the books of the corporation. Transfer of shares represented by a certificate, except in the case of a lost or destroyed certificate, shall be made on surrender for cancellation of the certificate for such shares. A certificate presented for transfer must be duly endorsed by the holder of record thereof or his duly authorized legal representative accompanied by proper guaranty of signature and other appropriate assurances that the endorsement is effective. Transfer of an uncertificated share shall be made upon receipt by the corporation of an instruction from the registered owner thereof or by his duly authorized legal representative accompanied by proper guaranty of signature. The instruction shall be in writing or a communication in such form as may be agreed upon in writing by the corporation.

                                  ARTICLE VII

                                  FISCAL YEAR

     The fiscal year of the corporation shall be fixed by resolution of the board of directors.


                                  ARTICLE VIII

                                 DISTRIBUTIONS

     The board of directors may from time to time authorize, and the corporation may make, distributions to its shareholders subject to any restrictions in the articles of incorporation and the limitations provided for in The Business Corporation Act of 1983.


                                   ARTICLE IX

                                      SEAL

     The board of directors may adopt a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Illinois."


                                   ARTICLE X

                                WAIVER OF NOTICE

     Whenever any notice whatever is required to be given under the provisions of these by-laws or under the provisions of the articles of incorporation or under the provisions of The Business Corporation Act of 1983, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute waiver of notice thereof unless the person at the meeting objects to the holding of the meeting because proper notice was not given.


                                   ARTICLE XI

                                   AMENDMENTS

     Unless reserved to the shareholders in the articles of incorporation, these by-laws may be amended or repealed by an affirmative vote of at least three-fourths (75%) of the board of directors of the corporation.


                                  ARTICLE XII

              INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

     SECTION 1. INDEMNIFICATION OF DIRECTORS AND OFFICERS. The corporation shall, to the fullest extent to which it is empowered to do so by The Business Corporation Act of 1983 or any other applicable law, as may from time to time be in effect, indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

     SECTION 2. CONTRACT WITH THE CORPORATION. The provisions of this Article XII shall be deemed to be a contract between the corporation and each director or officer who serves in any capacity at any time while this Article XII and the relevant provisions of The Business Corporation Act of 1983 or other applicable law, if any, are in effect, and any repeal or modification of any such law or of this Article XII shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

     SECTION 3. INDEMNIFICATION OF EMPLOYEES AND AGENTS. Persons who are not covered by the foregoing provisions of this Article XII and who are or were employees or agents of the corporation, or are or were serving at the request of the corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the board of directors.

     SECTION 4. OTHER RIGHTS OF INDEMNIFICATION. The indemnification provided or permitted by this Article XII shall not be deemed exclusive of any other rights to which those indemnified may be entitled by law or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

     SECTION 5. LIABILITY INSURANCE. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article XII.

     SECTION 6. If the corporation has paid indemnity or has advanced expenses to a director, officer, employee or agent, the corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders meeting.

     SECTION 7. The provisions of this article shall be interpreted and applied in accordance with subsections 8.75(i) and (j) of The Business Corporation Act of 1983, as amended from time to time.


                                 ARTICLE XIII

                     DECISIONS REQUIRING TWO-THIRDS VOTE.

     The following actions by the Board of Directors shall require the affirmative vote of at least two-thirds of the members of the Board: (A) the merger or consolidation of the Company with another corporation; (B) the sale or other disposition of all or substantially all of the assets of the Company;
(C) the dissolution or liquidation of the Company; (D) the acquisition by the Company of a controlling interest in, or substantially all of the assets of another corporation or entity; and (E) the initial public offering of securities of the Company.




AMENDED AND READOPTED JUNE 9, 1992

                                   EXHIBIT A

                                AMENDMENT TO THE
                          AMENDED AND RESTATED BYLAWS
                                       OF
                              DONLAR CORPORATION,
                   an Illinois corporation formerly known as
                            Koskan Chemical Company

        RESOLVED, that the first sentence of Section 2 of Article III is hereby deleted in its entirety and the following is substituted thereof:

        The board of directors of the corporation shall consist of eight (8) members.

        FURTHER RESOLVED, that Section 2 of Article III is hereby amended by adding the following sentence in its entirety to the end of the first paragraph:

     Certain directors shall be elected or appointed only in accordance with the Third Amended and Restated Shareholders' and Noteholders' Agreement, dated as of August ___, 1996, among the corporation, the shareholders and certain noteholders (as amended, modified, supplemented or restated from time to time, the "Shareholders' Agreement"). The election and appointment of directors to directorships which are not to be filled in accordance with the Shareholders' Agreement shall be governed by the provisions of these by-laws.

        FURTHER RESOLVED, that Section 8 of Article III is hereby deleted in entirety and the following is substituted in lieu thereof:

          SECTION 8. VACANCIES.

          (a) Any vacancy occurring in the board of directors, including a vacancy occurring as the result of the removal of a director, shall be filled by the party who has the right to fill the directorship pursuant to the Shareholders' Agreement.

          (b) Any directorship which is not to be filled in conjunction with the Shareholders' Agreement, including directorships to be filled by reason of an increase in the number of directors subsequent to August ___, 1996 and any subsequent vacancies in such directorships, may be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose; provided, however that the board of directors may fill such vacancies when they arise between the meetings of shareholders. A director elected by the shareholders to fill a vacancy pursuant to this paragraph
     (b) shall hold office for the balance of the term for which he or she was elected. A director appointed by the board to fill a vacancy pursuant to this paragraph (b) shall serve until the next meeting of shareholders at which directors are to be elected.

        FURTHER RESOLVED, that Section 13 of Article III is hereby amended by inserting the following sentence in its entirety following the last paragraph in such Section:

        Any audit committee of the board of directors shall contain at least one representative designated by the holder of ten percent (10%) or more of the fully-diluted equity of the corporation.

        FURTHER RESOLVED, that Section 14 of Article III is hereby deleted in its entirety and the following is substituted in lieu thereof:

                SECTION 14.     REMOVAL OF DIRECTORS.

                (a) Directors may be removed only by shareholders who have the right to appoint such directors pursuant to the Shareholders' Agreement.

                (b) Any director who was not elected or appointed pursuant to the Shareholders' Agreement may be removed, with or without cause, at a meeting of the shareholders by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote at an election of directors; provided, however, that if a director is elected by a class or series of shares, he or she may be removed only by the shareholders of that class or series, except that no director shall be removed at a meeting of shareholders unless the notice of such meeting shall state that a purpose of the meeting is to vote upon the removal of one or more directors named in the notice. Only the named director or directors may be removed at such meeting.